Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-120302)

(2)	Registration Statement (Form S-3 No. 333-136802)

(3)	Registration Statement (Form S-3 No. 333-137268)

(4)	Registration Statement (Form S-8 No. 333-120579)

(5)	Registration Statement (Form S-8 No. 333-110085)
of our report dated March 15, 2007, with respect to Micromet, Inc. management’s assessment of the effectiveness of internal control reporting, and the effectiveness of internal control over financial reporting of Micromet, Inc., included in this Form 10-K/A.
Ernst & Young AG WPG
Munich, Germany
May 9, 2007